Exhibit 5.1

                                HILL & BARLOW,
                         a Professional Corporation
                           One International Place
                         Boston, Massachusetts 02110
                                (617)428-3000


TERRENCE W. MAHONEY
DIRECT LINE:  617-428-3306
TMAHONEY@HILLBARLOW.COM


                               January 23, 1998


New England Business Service, Inc.
500 Main Street
Groton, Massachusetts 01471

Ladies and Gentlemen:

    We have acted as counsel for New England Business Service, Inc., a Delaware corporation (the "Company"), with respect to a proposed offering (the "Offering") of a maximum of 1,300,000 shares (the "Shares") of the Company's common stock, $1.00 par value per share ("Common Stock"), to eligible employees and directors of the Company pursuant to the NEBS 1997 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan adopted by the Board of Directors of the Company on July 25, 1997 and ratified by the Company's stockholders on October 24, 1997 (the "Plan"), and we have assisted you in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Offering

    We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents, including the Option Grant, as we have considered relevant and necessary for the opinions hereinafter set forth. We have assumed that you will take all steps necessary to comply with the Securities Act of 1933, as amended, and applicable state laws in connection with the offering and sale of the Shares.

    Based on the foregoing, we express the following opinions:

    1. The issuance of the Shares has been duly authorized by all necessary corporate action of the Company.

    2.  The Option Grant has been duly adopted by the Company.

    3. The Shares, upon issuance and delivery against payment as provided in the Option Grant, will be validly issued, fully paid and non-assessable under the Delaware General Corporation Law as in effect on this date.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,
                                   HILL & BARLOW,
                                   a Professional Corporation


                                   /s/ Terrence W. Mahoney
                                   -----------------------
                                   Terrence W. Mahoney,
                                   a Member of the Firm